Exhibit 99.1

StandardAero Announces Second Quarter 2026 Results

Margin Expansion Leads To Double-digit Earnings Growth And Drives Guidance Increase

SCOTTSDALE, Arizona, August 6, 2026 (BUSINESS WIRE)-- StandardAero (NYSE: SARO) announced results today for the three months ended June 30, 2026 (“Second Quarter 2026”).

Second Quarter 2026 Highlights

•
Revenue increased 4.6% year-over-year to $1,599.7 million
•
Net Income was $97.3 million; Diluted GAAP EPS was $0.29, Net Income Margin was 6.1%
•
Adjusted Diluted EPS was $0.40 up 24% from $0.32 in the prior year’s quarter
•
Adjusted EBITDA increased 12.3% year-over-year to $229.9 million; Adjusted EBITDA Margin was 14.4%
•
Cash Flow used in Operations was $72.3 million; Free Cash Flow for the quarter was an inflow of $50.2 million
•
Signed license agreement with a key OEM partner
•
Increasing FY26 Revenue, Adjusted EBITDA and Adjusted Diluted EPS guidance

“StandardAero delivered strong second quarter results with continued operational momentum,” said Russell Ford, StandardAero’s Chairman and Chief Executive Officer. “Amid the higher fuel price environment, we continue to see robust demand across the commercial aerospace platforms we serve, which translated into 12.3% Adjusted EBITDA growth year-over-year. Strong operational execution and the elimination of passthrough revenues from our restructured contracts allowed us to achieve record Adjusted EBITDA Margins of 14.4% and reach profitability on our LEAP and our CFM56 DFW programs during the quarter. Furthermore, we achieved an inflow of $50.2 million in Free Cash Flow during the quarter, as our supply chain initiatives begin to be realized.”

“We continue to execute on our strategic priorities,” Mr. Ford continued. “During the quarter, we signed an agreement with a key OEM partner that significantly expands our relationship and provides improved economics across multiple platforms, strengthening our long-term positioning. We also closed the acquisition of Unified Turbines, further building out our Component Repair Services capabilities, and continued to execute on our share repurchase program. Given our strong first-half performance and continued clear visible demand signals, we are raising our full-year 2026 guidance for revenue, Adjusted EBITDA, and Adjusted Diluted EPS, and remain confident in our ability to deliver another year of double-digit earnings growth.”

Second Quarter 2026 Consolidated Results

Revenue for the Second Quarter 2026 was $1,599.7 million, an increase of $70.8 million, or 4.6%, from $1,528.9 million for the prior year period. The increase was driven by continued strong demand in our commercial aerospace and business aviation businesses, partially offset by the previously announced elimination of low-to-no margin material pass-through revenue on restructured contracts and lower military sales at our Component Repairs Services segment. The Commercial Aerospace end market grew 5.7% compared to the prior year period, the Business Aviation end market grew 5.6% compared to the prior year period, and the Military and Helicopter end market decreased 2.6%, compared to the prior year period.

Net income for the Second Quarter 2026 was $97.3 million, as compared to net income of $67.7 million for the prior year period, a 43.7% year-over-year growth rate. Net Income Margin was 6.1% in the quarter, compared to 4.4% in the prior year period.

Adjusted EBITDA for the Second Quarter 2026 was $229.9 million, an increase of $25.2 million, or 12.3%, from $ 204.6 million for the prior year period. The increase reflects continued growth in volume and pricing, as well as productivity improvements. Adjusted EBITDA Margin of 14.4% increased 100 basis points compared to 13.4% in the prior year period, primarily due to productivity improvements and the previously mentioned elimination of material pass-through revenue.

Second Quarter 2026 Segment Results

Engine Services Segment

Engine Services segment revenue for the Second Quarter 2026 was $1,405.1 million, an increase of $54.4 million, or 4.0%, from $1,350.7 million for the prior year period. The increase was driven primarily by continued year-over-year growth across all three major end markets, offset by the elimination of low-to-no margin material pass-through revenues on restructured contracts.

Engine Services Segment Adjusted EBITDA for the Second Quarter 2026 was $204.2 million, an increase of $25.7 million, or 14.4%, from $178.5 million for the prior year period. The increase was driven by volume, productivity gains, and mix. Segment Adjusted EBITDA Margin of 14.5% increased 130 basis points compared to 13.2% in the prior year period driven by productivity gains, the elimination of material pass-through revenue, and mix, offset partially by the continued ramp in the LEAP and CFM56 DFW programs.

Component Repair Services Segment

Component Repair Services segment revenue for the Second Quarter 2026 was $194.6 million, an increase of $16.3 million, or 9.2%, from $178.3 million for the prior year period. The increase was driven by strong demand on commercial aerospace products and aeroderivative platforms, which were partially offset by lower revenues on certain military platforms due to input delays.

Component Repair Services Segment Adjusted EBITDA for the Second Quarter 2026 was $51.2 million, a decrease of $0.4 million, or 0.9%, from $51.6 million for the prior year period. Segment Adjusted EBITDA Margins decreased 270 basis points to 26.3% from 29.0% in the prior year period, driven primarily by negative mix.

Full Year 2026 Guidance

StandardAero is updating its full year 2026 guidance:

Full Year 2026	($ in millions)
Revenue[1] (increase)	$6,375 to $6,500
Engine Services[1] (increase)	$5,600 to $5,700
Component Repair Services	$775 to $800
Adjusted EBITDA (increase)	$885 to $910
Engine Services Segment (increase)	$770 to $785
Component Repair Services Segment	$220 to $230
Adjusted Free Cash Flow[2] (revised)	$270 to $300
Adjusted Diluted Earnings Per Share[3] (revised)	$1.50 to $1.57

End Market Revenue Growth Assumptions
Commercial Aerospace[4]	Low-Double Digit to Mid-Teens YoY Growth
Military & Helicopter	Low-Double Digit YoY Growth
Business Aviation	High-Single Digit to Low-Double Digit YoY Growth

StandardAero has not reconciled its full year 2026 guidance related to Adjusted EBITDA, Adjusted Free Cash Flow or Adjusted Diluted EPS to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense.

Conference Call and Webcast

1 Includes effect from the elimination of $300 to $400 million in material pass-through revenue.

2 Defined as Free Cash Flow excluding the purchase of intangible assets. Although StandardAero has previously provided guidance for Free Cash Flow, the Company has determined to provide guidance for Adjusted Free Cash Flow going forward because management believes that excluding the purchase of all intangible assets will provide investors with a more useful baseline for evaluating the Company’s core operating performance, as these cash payments—whether arising from acquisition accounting or license-related intangible investments—do not reflect StandardAero’s ongoing operations.

3 Effective Q2 2026, the Company updated its definition of Adjusted Diluted EPS to broaden the existing exclusion of amortization of acquired intangible assets to also exclude the non-cash amortization of all intangible assets, including intangible assets associated with licenses. Management believes that excluding this item provides investors with a more useful baseline for evaluating core operating performance, as these non-cash charges—whether arising from acquisition accounting or license-related intangible investments—do not reflect the Company’s ongoing operations and facilitate more consistent comparison of results across periods regardless of how the Company has chosen to deploy capital.

4 Excludes effect from the elimination of $300 to $400 million in material pass-through revenue.

Information

StandardAero management will host a conference call today, August 6, 2026, at 5:00 PM ET, to discuss its results in more detail. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation can be accessed by visiting the Events section on StandardAero’s investor relations website at https://ir.standardaero.com/news-events/events. The conference call may also be accessed by dialing (877) 407-9762 or (201) 689-8538 for telephone access to the live call. Please click here for international toll-free access numbers.

For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of the StandardAero’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13761161. The replay will be available until 11:59 PM ET on August 20, 2026.

About StandardAero

StandardAero is a leading independent pure-play provider of aerospace engine aftermarket services for fixed and rotary wing aircraft, serving the commercial, military and business aviation end markets. StandardAero provides a comprehensive suite of critical, value-added aftermarket solutions, including engine maintenance, repair and overhaul, engine component repair, on-wing and field service support, asset management and engineering solutions. StandardAero is an NYSE listed company under the ticker symbol SARO. For more information about StandardAero, go to www.standardaero.com.

Investor Relations Contact

Investors@StandardAero.com

Rama Bondada

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” and/or the negative of these terms, or other comparable terminology intended to identify statements about the future. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations for the fiscal year ended December 31, 2026, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and other information that is not historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions that are difficult to predict or quantify.

Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, among others: risks related to conditions that affect the commercial and business aviation industries; decreases in budget, spending or outsourcing by our military end-users; risks from any supply chain disruptions or loss of key suppliers; increased costs of labor, equipment, raw materials, freight and utilities due to inflation; future outbreaks and infectious diseases; risks related to competition in the market in which we participate; loss of an OEM authorization or license; risks related to a significant portion of our revenue being derived from a small number of customers; our ability to remediate effectively the material weaknesses identified in our internal control over financial reporting; our ability to respond to changes in GAAP; our or our third-party partners’ failure to protect confidential information; data security incidents or disruptions to our IT systems and capabilities; our ability to comply with laws relating to the handling of information about individuals; changes to, and the impact of, United States tariff and import/export regulations; failure to maintain our regulatory approvals; risks relating to our operations outside of North America; failure to comply with government procurement laws and regulations; any work stoppage, hiring, retention or succession issues with our senior management team and employees; any strains on our resources due to the requirements of being a public company; risks related to our substantial indebtedness; risks related to the ownership of our common stock, including the fact that Carlyle owns a significant amount of our voting power; our success at managing the risks of the foregoing, and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC.

As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. You should understand that it is not possible to predict or identify all such factors. We operate in a competitive and rapidly changing environment. New factors emerge from time to time, and it is not possible to predict the impact of all of these factors on our business, financial condition or results of operations.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives, plans or cost savings in any specified time frame or at all. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. We caution you not to place undue reliance on these forward-looking statements. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt to Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow and Adjusted Free Cash Flow. We use these non-GAAP financial measures to evaluate our business operations.

Certain of the non-GAAP financial measures presented in this press release are supplemental measures of our performance, in the case of Adjusted EBITDA and Adjusted EBITDA Margin, that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. We also present Net Debt to Adjusted EBITDA, Free Cash Flow, and Adjusted Free Cash Flow, which are liquidity measures, that we believe are useful to investors because it is also used by our management for measuring our operating cash flow, liquidity and allocating resources. We believe it is important to measure the free cash flows we have generated from operations, after accounting for routine capital expenditures required to generate those cash flows. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Net Income as GAAP Net income, adjusted for certain one-time items that we may record in a period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable, adjusted for the tax effect. We define Adjusted Diluted EPS as Adjusted Net Income divided by the Total Diluted Shares Outstanding. We believe that Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers. We define Net Debt to Adjusted EBITDA as long-term debt, less cash and cash equivalents divided by Adjusted EBITDA. We define free cash flow as cash from operating activities less capital expenditures. We defined Adjusted Free Cash Flow as Free Cash Flow excluding the purchase of intangible assets.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations of our non-GAAP financial measures to the corresponding GAAP measures included in this press release and should not rely on any single financial measure to evaluate our business.

We have presented forward-looking statements regarding Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Diluted EPS. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from each non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of each forward-looking Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Diluted EPS measure to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company’s future financial results. These non-GAAP financial measures are preliminary estimates and subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between our actual results and the forward-looking non-GAAP financial data set forth above may be material.

STANDARDAERO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share figures)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash	$179,063	$289,717
Accounts receivable (less allowance for expected credit losses of $9,911 and $13,484, respectively)	815,633	654,390
Contract assets, net	1,202,456	1,071,703
Inventories	772,104	827,691
Prepaid expenses and other current assets	34,833	42,776
Income tax receivable	25,173	10,182
Total current assets	3,029,262	2,896,459
Property, plant and equipment, net	589,485	579,971
Operating lease right of use asset, net	224,421	222,151
Customer relationships, net	884,236	920,432
Other intangible assets, net	403,141	244,877
Goodwill	1,710,805	1,684,255
Other assets	5,932	6,434
Deferred income tax assets	2,832	2,832
Total assets	$6,850,114	$6,557,411
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$711,647	$679,772
Accrued expenses and other current liabilities	263,191	91,499
Accrued employee costs	81,488	74,008
Operating lease liabilities, current	25,834	22,308
Due to related parties	—	438
Contract liabilities	312,270	411,321
Income taxes payable, current	1,317	13,547
Long-term debt, current portion	23,322	23,444
Total current liabilities	1,419,069	1,316,337
Long-term debt	2,301,848	2,191,161
Operating lease liabilities, non-current	212,041	212,365
Deferred income tax liabilities	152,437	157,206
Income taxes payable, non-current	6,533	5,770
Other non-current liabilities	4,693	7,261
Total liabilities	4,096,621	3,890,100
Commitments and contingencies (Note 11)
Stockholders’ equity
Common stock ($0.01 par value, 3,500,000,000 shares authorized; 334,653,783 issued and 330,910,687 outstanding as of June 30, 2026 and 334,461,630 issued and 334,294,245 outstanding as of December 31, 2025)	3,309	3,345
Preferred stock ($0.01 par value, 100,000,000 shares authorized; no shares were issued)	—	—
Additional paid-in capital	3,967,764	3,958,039
Accumulated deficit	(1,108,696)	(1,285,904)
Accumulated other comprehensive loss	(7,884)	(8,169)
Treasury stock (at cost, 3,743,096 and 176,019 shares as of June 30, 2026 and December 31, 2025)	(101,000)	—
Total stockholders’ equity	2,753,493	2,667,311
Total liabilities and stockholders’ equity	$6,850,114	$6,557,411

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share figures)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$1,599,693	$1,528,943	$3,226,550	$2,964,531
Cost of revenue	1,330,915	1,292,768	2,718,400	2,510,626
Selling, general and administrative expense	75,597	76,002	147,539	140,477
Amortization of intangible assets	24,698	24,603	49,030	48,935
Operating income	168,483	135,570	311,581	264,493
Interest expense	41,279	43,835	79,430	87,626
Income before income taxes	127,204	91,735	232,151	176,867
Income tax expense	29,926	24,022	54,943	46,211
Net income	$97,278	$67,713	$177,208	$130,656

Earnings per share:
Basic	$0.30	$0.21	$0.54	$0.40
Diluted	$0.29	$0.20	$0.53	$0.39

Weighted-average shares of common stock outstanding
Basic	326,261	328,445	326,756	328,442
Diluted	332,310	334,300	332,858	334,227

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net income	$177,208	$130,656
Adjustments to reconcile net income from operations to net cash used in operating activities:
Depreciation and amortization	93,504	97,223
Amortization of deferred finance charges and discounts	3,246	3,288
Amortization of interest cap premiums	3,379	5,467
Payment of interest rate cap premiums	(3,473)	(5,524)
Stock compensation expense	9,725	5,875
Loss (gain) from disposals, net	(622)	3,449
Non-cash lease expense	902	866
Deferred income taxes	(4,731)	(11,560)
Foreign exchange gain (loss), net	679	431
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(160,101)	(96,589)
Contract assets, net	(130,753)	(155,634)
Inventories, net	55,770	(4,579)
Prepaid expenses and other current assets	6,237	(24,422)
Accounts payable, accrued expenses and other current liabilities	27,750	25,885
Contract liabilities	(99,051)	20,204
Due to/from related parties	(438)	(649)
Income taxes payable and receivable	(26,458)	(15,490)
Net cash used in operating activities	(47,227)	(21,103)
Investing activities
Acquisitions, net of cash and other	(33,263)	1,254
Purchase of property, plant and equipment	(36,641)	(47,262)
Payments for purchase of intangible assets	(476)	(30,000)
Proceeds from disposal of property, plant and equipment	828	3,637
Net cash used in investing activities	(69,552)	(72,371)
Financing activities
Proceeds from long-term debt	235,000	345,000
Repayment of long-term debt	(126,774)	(261,785)
Repurchase of common stock	(100,085)	—
Repayments of long-term agreements	(911)	(1,501)
Net cash provided by financing activities	7,230	81,714
Effect of exchange rate changes on cash	(1,105)	692
Net decrease in cash	(110,654)	(11,068)
Cash at beginning of the period	289,717	102,581
Cash at end of the period	$179,063	$91,513
Supplemental cash flow information:
Supplemental disclosure of non-cash investing activities:
Acquisition of property, plant and equipment, liability incurred, but not paid	$2,782	$839
Acquisition of intangible assets, liability incurred, but not paid	180,777	—

Selected financial information for each segment is as follows:

	Three months ended June 30, 2026
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,424,678	$175,015	$1,599,693
Intersegment revenue	(19,594)	19,594	—
Total segment revenue	1,405,084	194,609	1,599,693
Other segment items (1)	1,200,871	143,411	1,344,282
Segment Adjusted EBITDA	$204,213	$51,198	$255,411
Corporate (2)			25,534
Depreciation and amortization			47,043
Interest expense			41,279
Business transformation costs (LEAP and CFM) (3)			3,698
Non-cash stock compensation expense			6,267
Integration costs and severance (4)			346
Other (5)			4,040
Income before income taxes			$127,204

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Supply Chain, Engineering and Quality, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

	Six months ended June 30, 2026
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$2,891,257	$335,293	$3,226,550
Intersegment revenue	(39,029)	39,029	—
Total segment revenue	2,852,228	374,322	3,226,550
Other segment items (1)	2,469,382	270,723	2,740,105
Segment Adjusted EBITDA	$382,846	$103,599	$486,445
Corporate (2)			53,412
Depreciation and amortization			93,504
Interest expense			79,430
Business transformation costs (LEAP and CFM) (3)			10,320
Non-cash stock compensation expense			9,725
Integration costs and severance (4)			687
Other (5)			7,216
Income before income taxes			$232,151

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Supply Chain, Engineering and Quality, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.

(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

	Three months ended June 30, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,373,701	$155,242	$1,528,943
Intersegment revenue	(23,024)	23,024	—
Total segment revenue	1,350,677	178,266	1,528,943
Other segment items (1)	1,172,168	126,626	1,298,794
Segment Adjusted EBITDA	$178,509	$51,640	$230,149
Corporate (2)			25,512
Depreciation and amortization			48,547
Interest expense			43,835
Business transformation costs (LEAP and CFM) (3)			5,264
Non-cash stock compensation expense			3,830
Integration costs and severance (4)			1,360
Other (5)			10,066
Profit before tax			$91,735
(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Supply Chain, Engineering and Quality, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

	Six months ended June 30, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$2,659,977	$304,554	$2,964,531
Intersegment revenue	(40,987)	40,987	—
Total segment revenue	2,618,990	345,541	2,964,531
Other segment items (1)	2,266,472	246,540	2,513,012
Segment Adjusted EBITDA	$352,518	$99,001	$451,519
Corporate (2)			48,655
Depreciation and amortization			97,223
Interest expense			87,626
Business transformation costs (LEAP and CFM) (3)			18,181
Non-cash stock compensation expense			5,875
Integration costs and severance (4)			2,740
Other (5)			14,352
Income before income taxes			$176,867
(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Supply Chain, Engineering and Quality, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

The following table presents a reconciliation of net income and net income margin to Adjusted EBITDA and Adjusted EBITDA Margin, respectively:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(in thousands, except percentages)
Net income	$97,278	$67,713	$177,208	$130,656
Income tax expense	29,926	24,022	54,943	46,211
Depreciation and amortization	47,043	48,547	93,504	97,223
Interest expense	41,279	43,835	79,430	87,626
Business transformation costs (LEAP and CFM) (1)	3,698	5,264	10,320	18,181
Non-cash stock compensation expense	6,267	3,830	9,725	5,875
Integration costs and severance (2)	346	1,360	687	2,740
Secondary offering costs	—	3,860	1,350	3,860
Other (3)	4,040	6,206	5,866	10,492
Adjusted EBITDA	$229,877	$204,637	$433,033	$402,864
Revenue	$1,599,693	$1,528,943	$3,226,550	$2,964,531
Net income margin	6.1%	4.4%	5.5%	4.4%
Adjusted EBITDA Margin	14.4%	13.4%	13.4%	13.6%

(1)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(2)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(3)
Represents other costs not recurring in the ordinary course of business including professional fees related to business transformation and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions and other non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

The following table presents a reconciliation of Debt to Net Debt and Net Debt to Adjusted EBITDA:

	June 30,	June 30,
	2026	2025
	(in millions, except percentages)
2024 Term Loan Facilities	$2,216.3	$2,238.8
2024 Revolving Credit Facility	120.0	95.0
Finance leases	17.8	19.1
Other	1.0	1.1
Debt	2,355.1	2,354.0
Less Cash	179.1	91.5
Net Debt	$2,176.0	$2,262.5

LTM Adjusted EBITDA	$838.4	$757.4
Net Debt to Adjusted EBITDA	2.6x	3.0x

The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(in thousands, except percentages)
Engine Services
Segment Revenue	$1,405,084	$1,350,677	$2,852,228	$2,618,990
Segment Adjusted EBITDA	$204,213	$178,509	$382,846	$352,518
Segment Adjusted EBITDA Margin	14.5%	13.2%	13.4%	13.5%
Component Repair Services
Segment Revenue	$194,609	$178,266	$374,322	$345,541
Segment Adjusted EBITDA	$51,198	$51,640	$103,599	$99,001
Segment Adjusted EBITDA Margin	26.3%	29.0%	27.7%	28.7%

The following table presents a reconciliation of Cash Flow from Operations to Free Cash Flow:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(in thousands)
Net cash used in operating activities	$72,328	$2,883	$(47,227)	$(21,103)
Purchase of property, plant and equipment	(21,051)	(21,924)	(36,641)	(47,262)
Payments for purchase of intangible assets	(476)	(15,000)	(476)	(30,000)
Proceeds from disposal of property, plant and equipment	(578)	3,369	828	3,637
	(22,105)	(33,555)	(36,289)	(73,625)
Free cash flow	$50,223	$(30,672)	$(83,516)	$(94,728)

The following tables present a reconciliation of Net income/Diluted EPS to Adjusted Net Income/Adjusted Diluted EPS:

	Three months Ended June 30, 2026		Six months ended June 30, 2026
	$	EPS	$	EPS
	(in millions, except per share data )
Net income/Diluted EPS	$97.3	$0.29	$177.2	$0.53
Business transformation costs (LEAP and CFM)	3.7	0.01	10.3	0.03
Stock compensation	6.2	0.02	9.7	0.03
Integration costs and severance	0.4	0.00	0.7	0.00
Secondary offering costs	—	—	1.3	0.00
Professional services fees and other	4.1	0.01	5.9	0.02
One-offs included in adjusted EBITDA add-back	14.4	0.04	27.9	0.08
Amortization of intangible assets (1)	32.6	0.10	64.9	0.19
Tax adjustment	(11.3)	(0.03)	(22.1)	(0.07)
Adjusted Net Income/Adjusted Diluted EPS (1)	$133.0	$0.40	$247.9	$0.74

1) Effective Q2 2026, the Company updated its definition of Adjusted Diluted EPS to broaden the existing exclusion of amortization of acquired intangible assets to also exclude the non-cash amortization of all intangible assets, including intangible assets associated with licenses. Management believes that excluding this item provides investors with a more useful baseline for evaluating core operating performance, as these non-cash charges—whether arising from acquisition accounting or license-related intangible investments—do not reflect the Company’s ongoing operations and facilitate more consistent comparison of results across periods regardless of how the Company has chosen to deploy capital, and will provide further comparability to StandardAero’s peers.

	Three months Ended June 30, 2025		Six months ended June 30, 2025
	$	EPS	$	EPS
	(in millions, except per share data )
Net income/Diluted EPS	$67.8	$0.20	$130.7	$0.39
Business transformation costs (LEAP and CFM)	5.3	0.02	18.2	0.05
Stock compensation	3.9	0.01	5.9	0.02
Integration costs and severance	1.3	0.00	2.7	0.01
Secondary offering costs	3.9	0.01	3.9	0.01
Professional services fees and other	6.2	0.02	10.5	0.03
One-offs included in adjusted EBITDA add-back	20.6	0.06	41.2	0.12
Amortization of intangible assets (1)	32.7	0.10	65.0	0.19
Tax adjustment	(13.0)	(0.04)	(25.9)	(0.08)
Adjusted Net Income/Adjusted Diluted EPS (1)	$108.1	$0.32	$211.0	$0.63

1) Effective Q2 2026, the Company updated its definition of Adjusted Diluted EPS to broaden the existing exclusion of amortization of acquired intangible assets to also exclude the non-cash amortization of all intangible assets, including intangible assets associated with licenses. Management believes that excluding this item provides investors with a more useful baseline for evaluating core operating performance, as these non-cash charges—whether arising from acquisition accounting or license-related intangible investments—do not reflect the Company’s ongoing operations and facilitate more consistent comparison of results across periods regardless of how the Company has chosen to deploy capital, and will provide further comparability to StandardAero’s peers.